SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 1, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number

1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 895-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

     On October 1, 2003, Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, filed a general rate case with the Public Utilities Commission of Nevada calling for a 3.4 percent rate increase to customers beginning April 1, 2004. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1 Press Release issued October 1, 2003

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: October 1, 2003	By: /s/ John E. Brown

John E. Brown Vice President and Controller

Nevada Power Company

(Registrant)

Date: October 1, 2003	By: /s/ John E. Brown

John E. Brown Vice President and Controller

Exhibit Index

     99.1 – Press Release issued October 1, 2003.